Exhibit 99.1

NEWS RELEASE

LITTELFUSE REPORTS FOURTH QUARTER and FULL YEAR RESULTS

Company delivers record sales, adjusted earnings per share and cash flow for 2017

CHICAGO, January 31, 2018 – Littelfuse, Inc. (NASDAQ:LFUS) today reported financial results for the fourth quarter and full year ended December 30, 2017:

Fourth Quarter 2017 Highlights

●

Net sales were $304.8 million, up 7% versus the prior year period. Organic revenue growth was 4%, excluding revenue from acquisitions closed in the past 12 months, divestitures and foreign currency effects.

●	Growth by segment versus the prior year period:
o	Electronics sales increased 4% (up 1% organically)
o	Automotive sales increased 9% (up 6% organically)
o	Industrial sales increased 19% (up 21% organically)
●

GAAP diluted loss per share was ($0.48); This includes $52.5 million of charges primarily due to an estimated one-time tax charge of $49 million for the enactment of the Tax Cuts and Jobs Act for deemed repatriation of unremitted earnings of foreign subsidiaries, and charges related to the acquisition of IXYS Corporation

●	Adjusted diluted EPS of $1.81 increased 15% over last year
●	GAAP effective tax rate was 124.7%, including the impact of the estimated one-time tax charge noted above; Adjusted effective tax rate was 16.2%
●	The electronics segment book-to-bill ratio for the fourth quarter was 1.11
●	During January, the company completed a private placement of $175 million of senior notes
●	On January 17th, the company completed its acquisition of IXYS Corporation

Full Year 2017 Highlights

●	Net sales were $1.222 billion, up 16% versus the prior year period, and 7% organically
●	GAAP diluted EPS was $5.21, which includes the estimated one-time $49 million tax charge noted above; Adjusted diluted EPS of $7.74 increased 24% over last year

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●	GAAP effective tax rate was 41.4% and adjusted effective tax rate was 18.1%
●	Cash flow from operations was $269 million and free cash flow was $203 million, both records for the company

"The fourth quarter capped off a tremendous year for us, as we finished 2017 with record sales, earnings and cash flow,” said Dave Heinzmann, Littelfuse Chief Executive Officer. “While our 2017 organic sales growth of 7% was led by strength across our Electronics segment, all of our businesses had a strong finish for the year. We delivered 160 basis points in full year adjusted operating margin expansion, which included returning our industrial segment back to double digit operating margin profitability. We made significant progress in our strategy with two acquisitions that will add more than $350 million in annualized revenue, while expanding our sensor and power control portfolios.”

First Quarter 2018 Outlook

All comparisons are to the prior year period unless otherwise noted. Littelfuse provides guidance on a non-GAAP (adjusted) basis. GAAP items excluded from guidance may include the after-tax impact of items including acquisition and integration costs, impairment and severance charges, foreign exchange adjustments and unusual gains and losses. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. Littelfuse is not able to forecast the excluded items in order to provide the most directly comparable GAAP financial measure without unreasonable efforts.

"We enter 2018 with good momentum, a track record of strong operational performance and a diversified portfolio that capitalizes on the key trends of a safe, green and connected world," continued Heinzmann. “We’re well positioned to deliver on our strategy, which we expect will drive double digit revenue and earnings growth”.

The outlook includes IXYS results, with the first quarter including approximately two and a half months of IXYS financial results.

For the first quarter of 2018:

●	Net sales are expected to be in the range of $384 to $396 million, up 37% on an as reported basis and up 6% organically, at the midpoint versus the prior year quarter
●	Adjusted diluted earnings per share are expected to be in the range of $1.73 to $1.87
●	Adjusted effective tax rate is expected to be in the range of 22.5% to 23.5%

For the 2018 full year:

●	Adjusted effective tax rate is expected to be in the range of 18% – 21%

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●	Capital expenditures are expected to be in the range of $80 - $85 million, including expenditures for IXYS’ operations.

Dividend

The company will pay a cash dividend on its common stock of $0.37 per share on March 8, 2018 to shareholders of record as of February 22, 2018.

Conference Call and Webcast Information

Littelfuse will host a conference call today, Wednesday, January 31, 2018, at 9:00 a.m. Central / 10:00 a.m. Eastern time to discuss the results. The call will be broadcast live over the Internet and can be accessed through the company’s website: www.littelfuse.com. The call will be available for replay on the company’s website.

About Littelfuse

Founded in 1927, Littelfuse is the global leader in circuit protection with advancing platforms in power control and sensor technologies. The company serves customers in the electronics, automotive and industrial markets with products that include fuses, semiconductors, polymers, ceramics, relays and sensors. Littelfuse has more than 11,000 employees in more than 50 locations worldwide. For more information, please visit Littelfuse.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

The statements in this press release that are not historical facts are intended to constitute "forward-looking statements" entitled to the safe-harbor provisions of the PSLRA. These statements may involve risks and uncertainties, including, but not limited to, risks relating to product demand and market acceptance; economic conditions; the impact of competitive products and pricing; product quality problems or product recalls; capacity and supply difficulties or constraints; coal mining exposures reserves; failure of an indemnification for environmental liability; exchange rate fluctuations; commodity price fluctuations; the effect of Littelfuse, Inc.'s ("Littelfuse" or the "Company") accounting policies; labor disputes; restructuring costs in excess of expectations; pension plan asset returns less than assumed; uncertainties related to political or regulatory changes; the integration of the recently acquired business of IXYS Corporation ("IXYS") and the risk that expected benefits, synergies and growth prospects of the acquisition of IXYS may not be achieved in a timely manner, or at all; and other risks which may be detailed in the company's Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated or implied in the forward-looking statements. This release should be read in conjunction with information provided in the financial statements appearing in the company's Annual Report on Form 10-K for the year ended December 31, 2016. For a further discussion of the risk factors of the company, please see Item 1A. "Risk Factors" to the company's Annual Report on Form 10-K for the year ended December 31, 2016.

Non-GAAP Financial Measures

The information included in this press release includes the non-GAAP financial measures of organic revenue growth, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted

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EBITDA margin, adjusted diluted earnings per share, adjusted effective tax rate and free cash flow. Many of these non-GAAP financial measures exclude the effect of certain expenses and income not related directly to the underlying performance of our fundamental business operations. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is set forth in the attached schedules.

The company believes that organic revenue growth, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted diluted earnings per share, and adjusted effective tax rate provide useful information to investors regarding its operational performance because they enhance an investor’s overall understanding of our core financial performance and facilitate comparisons to historical results of operations, by excluding items that are not related directly to the underlying performance of our fundamental business operations or were not part of our business operations during a comparable period. The company believes free cash flow is a useful measure of its ability to generate cash. The company believes that all of these non-GAAP financial measures are commonly used by financial analysts and others in the industries in which we operate, and thus further provide useful information to investors. Management additionally uses these measures when assessing the performance of the business and for business planning purposes. Note that our definitions of these non-GAAP financial measures may differ from those terms as defined or used by other companies.

CONTACT: Meenal Sethna

Executive Vice President and CFO

(773) 628-0616

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LITTELFUSE, INC.
Net Sales and Operating Income by Segment
(In thousands of USD, unaudited)

	Fourth Quarter			Year-to-Date
	2017	2016	% Growth / (Decline)	2017	2016	% Growth / (Decline)

Net Sales
Electronics	$162,875	$156,495	4%	$661,928	$535,191	24%
Automotive	115,134	105,556	9%	453,227	415,200	9%
Industrial	26,840	22,467	19%	106,379	105,768	1%

Total net sales	$304,849	$284,518	7%	$1,221,534	$1,056,159	16%

	Fourth Quarter			Year-to-Date
	2017	2016	% Growth / (Decline)	2017	2016	% Growth / (Decline)

Operating Income/(Expense)
Electronics	$33,362	$34,842	(4%)	$155,880	$117,088	33%
Automotive	14,972	10,908	37%	62,571	59,905	4%
Industrial	4,565	(143)	3,292%	10,334	3,615	186%
Other (1)	(2,119)	(4,619)	54%	(10,274)	(49,964)	79%

Total operating income	$50,780	$40,988	24%	$218,511	$130,644	67%
Operating margin	16.7%	14.4%		17.9%	12.4%

Interest expense	3,512	2,342		13,380	8,628
Foreign exchange loss	3,859	7,586		2,376	472
Other income, net	(320)	(690)		(1,282)	(1,730)

Income before taxes	$43,729	$31,750	38%	$204,037	$123,274	66%

(1) "Other" typically includes special items such as acquisition-related costs, restructuring costs, asset impairments, and gains and losses on asset sales. (See Supplemental Financial Information for details.)

	Fourth Quarter			Year-to-Date
	2017	2016	Growth / (Decline)	2017	2016	Growth / (Decline)

Operating Margins
Electronics	20.5%	22.3%	(1.8%)	23.5%	21.9%	1.6%
Automotive	13.0%	10.3%	2.7%	13.8%	14.4%	(0.6%)
Industrial	17.0%	(0.6%)	17.6%	9.7%	3.4%	6.3%

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LITTELFUSE, INC.
Condensed Consolidated Balance Sheets
(In thousands of USD)

	December 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$429,676	$275,124
Short-term investments	35	3,690
Accounts receivable, less allowances	182,699	176,032
Inventories	140,789	114,063
Prepaid income taxes and income taxes receivable	1,689	11,671
Prepaid expenses and other current assets	37,452	31,501
Total current assets	792,340	612,081
Property, plant and equipment:
Land	9,547	9,268
Buildings	86,599	80,553
Equipment	505,838	439,542
	601,984	529,363
Accumulated depreciation	(351,407)	(312,188)
Net property, plant and equipment	250,577	217,175
Intangible assets, net of amortization:
Patents, licenses and software	81,911	83,607
Distribution network	19,505	18,995
Customer lists, trademarks and tradenames	102,434	110,425
Goodwill	453,414	403,544
	657,264	616,571
Investments	10,993	13,933
Deferred income taxes	11,858	20,585
Other assets	17,070	10,849
Total assets	$1,740,102	$1,491,194

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$101,844	$90,712
Accrued payroll	49,962	42,810
Accrued expenses	48,994	36,138
Accrued severance	1,459	2,785
Accrued income taxes	16,285	8,846
Current portion of long-term debt	6,250	6,250
Total current liabilities	224,794	187,541
Long-term debt, less current portion	489,361	447,892
Deferred income taxes	17,069	7,066
Accrued post-retirement benefits	18,742	13,398
Other long-term liabilities	62,580	20,366
Total equity	927,556	814,931
Total liabilities and equity	$1,740,102	$1,491,194

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LITTELFUSE, INC.
Condensed Consolidated Statements of Comprehensive Income
(In thousands of USD, except per share data, unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016

Net sales	$304,849	$284,518	$1,221,534	$1,056,159

Cost of sales	178,225	170,181	715,001	643,042

Gross profit	126,624	114,337	506,533	413,117

Selling, general and administrative expenses	55,934	56,082	212,833	206,129
Research and development expenses	13,617	11,314	50,489	42,198
Amortization of intangibles	6,293	5,953	24,700	19,337
Impairment of goodwill and intangible assets	-	-	-	14,809
	75,844	73,349	288,022	282,473

Operating income	50,780	40,988	218,511	130,644

Interest expense	3,512	2,342	13,380	8,628
Foreign exchange loss	3,859	7,586	2,376	472
Other income, net	(320)	(690)	(1,282)	(1,730)

Income before income taxes	43,729	31,750	204,037	123,274
Income taxes	54,548	4,505	84,518	18,786

Net income (loss)	$(10,819)	$27,245	$119,519	$104,488

Net income (loss) per share:
Basic	$(0.48)	$1.20	$5.27	$4.63
Diluted	$(0.48)	$1.19	$5.21	$4.60

Weighted average shares outstanding:
Basic	22,714	22,692	22,687	22,559
Diluted	22,714	22,863	22,931	22,727

Comprehensive income (loss)	$(1,143)	$7,818	$130,431	$75,580

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LITTELFUSE, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands of USD, unaudited)

	For the Twelve Months Ended
	December 30, 2017	December 31, 2016

OPERATING ACTIVITIES:
Net income	$119,519	$104,488
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	38,311	33,800
Amortization of intangibles	24,700	19,337
Impairment of goodwill and intangible assets	-	14,809
Provision for bad debts	2,414	1,769
Loss on sale of product line	-	1,391
Stock-based compensation	16,315	11,987
Non-cash inventory charges	1,607	7,834
Excess tax benefit on stock-based compensation	-	(3,421)
Loss on sale of assets	3,634	813
Deferred income taxes	17,063	(5,269)

Changes in operating assets and liabilities
Accounts receivable	(11,087)	(22,779)
Inventories	(20,180)	8,539
Accounts payable	6,494	19,190
Accrued expenses (including post-retirement)	7,641	2,287
Accrued payroll and severance	3,709	6,131
Accrued income taxes	39,276	(18,062)
Prepaid expenses and other assets	19,754	(2,711)
Net cash provided by operating activities	269,170	180,133

INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(65,925)	(46,228)
Acquisition of business, net of cash acquired	(38,512)	(471,118)
Proceeds from maturities of short-term investments	3,739	345
Decrease in entrusted loan receivable	3,599	5,510
Proceeds from sale of property, plant and equipment	962	248
Net cash used in investing activities	(96,137)	(511,243)

FINANCING ACTIVITIES:
Proceeds of revolving credit facility	15,000	367,000
Proceeds of term loan	9,375	125,000
Payments of revolving credit facility	(127,500)	(331,500)
Payments of term loan	(7,188)	(89,688)
Net proceeds from senior notes payable	125,000	226,428
Payments of entrusted loan	(3,599)	(5,510)
Debt issuance costs paid	(1,626)	(3,583)
Cash dividends paid	(31,670)	(27,866)
Net (payments) proceeds related to stock-based award activities	(2,373)	20,494
Excess tax benefit on share-based compensation	-	3,421
Net cash (used in) provided by financing activities	(24,581)	284,196

Effect of exchange rate changes on cash and cash equivalents	6,100	(6,748)

Increase (decrease) in cash and cash equivalents	154,552	(53,662)
Cash and cash equivalents at beginning of period	275,124	328,786
Cash and cash equivalents at end of period	$429,676	$275,124

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LITTELFUSE, INC.
Supplemental Financial Information
(in millions of USD except per share amounts, unaudited)
Non-GAAP EPS reconciliation
	Q4-17	Q4-16	YTD-17	YTD-16
GAAP diluted EPS	$(0.48)	$1.19	$5.21	$4.60
EPS impact of Non-GAAP adjustments (below)	2.30	0.38	2.53	1.66
Adjusted diluted EPS	$1.81	$1.57	$7.74	$6.26

Non-GAAP adjustments - (income)/expense
	Q4-17	Q4-16	YTD-17	YTD-16
Reed switch manufacturing transfer costs	$-	$(0.1)	$-	$1.6
Restructuring	0.7	1.2	2.2	2.5
Acquisition-related and integration costs	1.4	3.5	8.1	31.1
Impairment of goodwill and intangible assets	-	-	-	14.8
Non-gaap adjustments to operating income	2.1	4.6	10.3	50.0
Non-operating foreign exchange loss	3.9	7.6	2.4	0.5
Non-gaap adjustments to income before income taxes	6.0	12.2	12.7	50.5
Income taxes	(46.5)	3.5	(45.3)	12.6
Non-gaap adjustments to net income	$52.5	$8.7	$58.0	$37.9

Total EPS impact	$2.30	$0.38	$2.53	$1.66

Adjusted operating margin /Adjusted EBITDA reconciliation
	Q4-17	Q4-16	YTD-17	YTD-16

Net sales	$304.8	$284.5	$1,221.5	$1,056.2

GAAP operating income	$50.8	$41.0	$218.5	$130.6
Add back non-gaap adjustments	2.1	4.6	10.3	49.9
Adjusted operating income	$52.9	$45.6	$228.8	$180.5
Adjusted operating margin	17.4%	16.0%	18.7%	17.1%

Add back amortization	6.3	6.0	24.7	19.4
Add back depreciation	10.1	9.0	38.3	33.8
Adjusted EBITDA	$69.3	$60.6	$291.8	$233.7
Adjusted EBITDA margin	22.7%	21.3%	23.9%	22.1%

Net sales reconciliation	Q4-17 vs. Q4-16
	Electronics	Automotive	Industrial	Total
Net sales growth	4%	9%	19%	7%
Less:
Acquisitions	2%	-	-	1%
Divestitures	-	-	(2%)	-
FX impact	1%	3%	-	2%
Organic net sales growth	1%	6%	21%	4%

	2017 YTD vs. 2016 YTD
	Electronics	Automotive	Industrial	Total
Net sales growth	24%	9%	1%	16%
Less:
Acquisitions	14%	5%	-	9%
Divestitures	-	-	(7%)	(1%)
FX impact	-	-	1%	1%
Organic net sales growth	10%	4%	7%	7%

Income tax reconciliation
	Q4-17	Q4-16	YTD-17	YTD-16

Income taxes	$54.5	$4.5	$84.5	$18.8
Effective rate	124.7%	14.2%	41.4%	15.2%

Non-GAAP adjustments - income taxes	(46.5)	3.5	(45.3)	12.6

Adjusted income taxes	$8.0	$8.0	$39.2	$31.4
Adjusted effective rate	16.2%	18.3%	18.1%	18.1%

Free cash flow reconcilation
	Q4-17	Q4-16	YTD-17	YTD-16
Net cash provided by operating activities	$87.9	$80.1	$269.2	$180.1
Less: Purchases of property, plant and equipment	(17.5)	(11.7)	(65.9)	(46.2)
Free cash flow	$70.4	$68.4	$203.3	$133.9

Note: Totals will not always foot due to rounding

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